Exhibit 10.1


                        SECOND AMENDED WARRANT AGREEMENT


         SECOND AMENDED WARRANT AGREEMENT dated as of November 30, 2000 between TEKINSIGHT.COM, INC., a Delaware corporation having an address at 192 Von Karman, Suite 600, Irvine, CA 92604 (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, having an address at 40 Wall Street, New York, New York 10005, as Warrant Agent (the "Warrant Agent") (the "Second Amended Warrant Agreement.").

         WHEREAS, the Company proposes to extend the expiration date of its outstanding Class A Warrants, which are publicly traded and currently exercisable at $3.30 per share, for five additional years until December 11, 2005 to permit the Company to retain the ability to obtain additional capital without incurring the expense and experiencing the delays inherent in either a secondary public offering or a private placement of securities;

         WHEREAS, in connection with extension of the expiration date of the Company's outstanding Class A Warrants, the Company hereby enters into this Second Amended Warrant Agreement (the "Second Amendment"), which Second Amendment amends the Warrant Agreement dated as of December 11, 1992 between Universal Self Care, Inc. and American Stock Transfer & Trust Company (the "Original Agreement"), as previously amended by the Amended Warrant Agreement dated as of November 30, 1999 between Tadeo Holdings, Inc. and American Stock Transfer and Trust Company (the "First Amendment," and collectively, with the Original Agreement, the "Warrant Agreement").

         NOW, THEREFORE, in consideration of the forgoing and for the purposes of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Class A Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

1. DEFINITIONS. All terms not expressly defined herein shall the have the same meaning as set forth in the Warrant Agreement.

2.    AMENDMENT TO SECTION 5.1 OF THE WARRANT AGREEMENT.   Section 5.1 of the
Warrant Agreement is hereby amended to read as follows:

                  "5.1. Term of Warrants.     Subject to the terms of this
                  Agreement, each Holder of Class A Warrants shall have the right, which may be exercised during the period commencing on the first anniversary of the date hereof and ending at the close of business on the thirteenth anniversary of the date hereof, to purchase from the Company the number of fully-paid and non-assessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants."

3.    AMENDMENT TO SECTION 11 OF THE WARRANT AGREEMENT.     Section 11 of the
Warrant Agreement is hereby amended to read as follows:

                 "11.   Expiration of Warrants.   At the close of  business
                 on the thirteenth anniversary of the date hereof, all outstanding Class A Warrants shall become null and void and all rights of all holders thereof and thereunder and under this Agreement shall cease."

4.    AMENDMENT TO SECTION 26 OF THE WARRANT AGREEMENT.     Section 26 of the
Warrant Agreement is hereby amended to read as follows:

                  "26. Termination. This Agreement shall terminate at the close of business on the day which is seven (7) days after the thirteenth anniversary of the date hereof, or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for any cash held by it after the termination hereof."

5.    PROVISIONS NOT AMENDED.    All terms of the Warrant  Agreement not
otherwise amended hereby shall continue to remain in full force and effect.

6.    SUCCESSORS.   All the covenants and provisions of this Second Amended
Warrant Agreement by or for the benefit of the Company or the Warrant
Agent shall bind and inure to the benefit of their respective successors and assigns.

7.    APPLICABLE LAW.   This  Second  Amended  Warrant   Agreement  shall  be
governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

8.    BENEFITS OF THIS AMENDED WARRANT AGREEMENT.    Nothing in this Second
Amended Warrant Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Second Amended Warrant Agreement. This Second Amended Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

9. COUNTERPARTS. This Second Amended Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.   CAPTIONS.     The captions of the sections and  subsections of this Second
Amended Warrant Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended Warrant Agreement effective as of the date first written above.

                                               TEKINSIGHT.COM, INC.

                                               By: /s/ Steven J. Ross
                                                   ---------------------------
                                                   Steven J. Ross
                                                   President


                                               AMERICAN STOCK TRANSFER
                                               & TRUST COMPANY

                                               By: /s/ Herbert J. Lemmer
                                                   ---------------------------
                                                   Herbert J. Lemmer
                                                   Vice President